Exhibit 99.2

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT - SUPERMEDIA

For the Reporting Period 4/30/2013 - 6/30/2013

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Beginning Cash Balance:	$153,606,157

All receipts received by the debtor:

Cash Sales:	$176,963,011

Collection of Accounts Receivable:	$—

Proceeds from Litigation (settlement or otherwise):	$—

Sale of Debtor’s Assets:	$—

Capital Infusion pursuant to the Plan:	$—

Total of cash received:	$—

Total of cash available:		$330,569,168

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:

Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals:		$—

Disbursements made pursuant to the administrative claims of bankruptcy professionals:		$(486,895)

All other disbursements made in the ordinary course:		$(217,604,147)

Total Disbursements (1)		$(218,091,042)

Ending Cash Balance		$112,478,126

Note (1): Total Disbursements include cash outflows due to debt principal payments of $58M in May and June.

These disbursements are allocated to SuperMedia Inc.

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare
under penalty of perjury that the foregoing is true and
correct to the best of my knowledge and belief.

/s/ Clifford E. Wilson Vice President and Assistant Treasurer
Name/Title

July 30, 2013
Date

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT - SUPERMEDIA

For the Reporting Period 4/30/2013 - 6/30/2013

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor’s Name	SuperMedia LLC	SuperMedia Sales, Inc.	SuperMedia Services, Inc.	SuperMedia, Inc.	Consolidated
Date of Confirmation	4/30/2013	4/30/2013	4/30/2013	4/30/2013	4/30/2013

Beginning Cash Balance	153,606,157	—	—	—	153,606,157

All receipts received by the debtor
Cash Sales	176,963,011	—	—	—	176,963,011
Collection of Accounts Receivable	—	—	—	—	—
Proceeds from Litigation (settlement or otherwise)	—	—	—	—	—
Sale of Debtor’s Assets	—	—	—	—	—
Capital Infusion pursuant to the Plan	—	—	—	—	—
Total of cash received	176,963,011	—	—	—	176,963,011

Total of cash available	330,569,168	—	—	—	330,569,168

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:
Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals	—	—	—	—	—
Disbursements made pursuant to the administrative claims of bankruptcy professionals	(486,895)	—	—	—	(486,895)
All other disbursements made in the ordinary course	(27,901,015)	(40,613,601)	(50,429,821)	(98,659,710)	(217,604,147)
Total Disbursements (1)	(28,387,910)	(40,613,601)	(50,429,821)	(98,659,710)	(218,091,042)

Ending Cash Balance	302,181,258	(40,613,601)	(50,429,821)	(98,659,710)	112,478,126

Note (1): Total Disbursements include cash outflows due to debt principal payments of $58M in May and June.

These disbursements are allocated to SuperMedia Inc.

SuperMedia
Bank Account Balances

Account	06/30/13
STATE STREET TREASURY PLUS	1,000,001.64
SSGA SSLMMF	76,835,034.99
BAML4420	—
BAML5138	231,648.63
BAML5421	50,092.40
BAML9078	2,760,312.30
JPMC2840	—
JPMC4838	34,529,551.38
JPMC6202	—
JPMC6620	8,461.38
JPMC6639	(100,038.52)
JPMC3096	—
Total Cash-in-bank (1)	115,315,064.20

Note (1): Reconciliation to balance sheet cash:

Total Cash-in-bank	115,315,064.20
Reclass of AP Outstanding Check clearing	(2,836,937.83)
Balance Sheet Cash as of 6/30/13	112,478,126.37

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia., et al.	Case Number: 13-10545 (KG)
Debtors	Reporting Period: June 30, 2013
Jointly Administered
Hon. Kevin Gross

SuperMedia

Balance Sheet by Legal Entity ( $ Thousands )

06/30/2013

(Pending Final Tax Reclassifications)	SuperMedia LLC	SuperMedia Services Inc.	SuperMedia Sales Inc.	SuperMedia Inc.	Eliminations	CONSOLIDATED
Assets
Current Assets:
Cash and Cash Equivalents	112,478	0	(0)	0	0	112,478

Current Notes Receivable - Affiliate	2,240,994	247,509	39,344	2,653	(2,530,735)	(235)

Trade - Billed - Local	122,566	0	0	0	0	122,566
Trade - Billed - National	21,703	0	0	0	0	21,703
Trade - Billed - Subtotal	144,270	0	0	0	0	144,270
Affiliate Accounts Receivable	190,302	93,912	111,141	1,735	(397,328)	(238)
Other Receivables - Subtotal	190,302	93,912	111,141	1,735	(397,328)	(238)
Allowance for Doubtful Accounts	(32,582)	0	0	0	0	(32,582)

Accounts Receivable (Net of Allowance)	301,990	93,912	111,141	1,735	(397,328)	111,450
Unbilled Receivable	211,340	0	0	0	0	211,340
Accrued Taxes Receivable	(94,540)	(27,225)	(7,905)	123,302	0	(6,368)
Deferred Directory Costs	41,906	12,954	0	0	0	54,860

Interest Receivable	17,488	2,095	(784)	(18,802)	0	(2)
Deferred Income Tax Benefit	(80,499)	3,186	3,082	(5,598)	0	(79,828)
Total Prepayments	8,464	207	685	0	0	9,356
Other Current Assets	7	21,000	0	0	0	21,007
Prepaid expenses and Other	(54,540)	26,489	2,983	(24,399)	0	(49,467)

Total Current Assets	2,759,628	353,639	145,563	103,290	(2,928,064)	434,057

Property, Plant, and Equipment	2,287	39,305	3,030	0	0	44,622
Accumulated Depreciation	(128)	(3,433)	(116)	0	0	(3,677)
Fixed Assets & Computer Software, net	2,159	35,873	2,914	0	0	40,945
Goodwill	0	0	0	396,263	0	396,263
Intangible Assets, net	590,777	0	0	0	0	590,777
Pensions	0	0	0	49,904	0	49,904
Other	153,604	482	175	2,667,286	(2,825,850)	(4,303)

TOTAL ASSETS	3,506,169	389,993	148,652	3,216,744	(5,753,914)	1,507,643

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia., et al.	Case Number: 13-10545 (KG)
Debtors	Reporting Period: June 30, 2013
Jointly Administered
Hon. Kevin Gross

SuperMedia

Balance Sheet by Legal Entity ( $ Thousands )

06/30/2013

(Pending Final Tax Reclassifications)	SuperMedia LLC	SuperMedia Services Inc.	SuperMedia Sales Inc.	SuperMedia Inc.	Eliminations	CONSOLIDATED
Liabilities & Stockholders Equity
Current Liabilities:
Debt Maturing within one year	289,741	16,510	122,720	2,108,762	(2,530,735)	6,998

Accounts Payable - Nonaffiliate	2,715	3,661	91	0	0	6,467
Accounts Payable - Affiliate	220,251	85,624	98,457	2,034	(397,328)	9,037
Accrued Payroll	985	1,101	6,719	0	0	8,805
Accrued Vacation	2,528	4,466	5,154	0	0	12,149
Accrued Medical and Other Insurance	3,469	0	0	0	0	3,469
Additional Employee Compensation Plans	17,311	935	2,721	0	0	20,967
Other Accrued Payroll Benefits	5,744	(139)	500	0	0	6,105
Accrued General Taxes	10,609	2,912	332	164	0	14,018
Accrued Other Liabilities	2,434	24,501	14	0	0	26,950
Advanced Billing and Payments	13,925	0	0	0	0	13,925
Other Curr Liab - Other	451	76	177	0	0	704
Accounts Payable and Accrued Liabilities	280,423	123,139	114,165	2,198	(397,328)	122,597
Accrued Interest - Nonaffiliate	0	0	0	1,338	0	1,338
Deferred Revenue	20,758	0	0	0	0	20,758

Total Current Liabilities and Current Maturity	590,922	139,649	236,885	2,112,298	(2,928,064)	151,690

Long Term Debt	0	0	0	1,027,855	0	1,027,855
Employee Benefit Obligations	68,080	0	966	25,630	0	94,676
Deferred Income Tax Liabilities	180,456	10,045	(1,772)	17,757	0	206,486
Unrecognized Tax Ben - Noncurrent (FIN48)	269	0	0	45,216	0	45,485

Stockholder’s Equity (deficit):
Common Stock	3	50	2	0	(55)	(0)
Additional Paid-in Capital	297,642	157,045	28,069	81,578	(482,757)	81,578
Retained Earnings	2,368,796	83,204	(115,498)	(86,974)	(2,342,257)	(92,729)
Accumulated Other Comp Income	0	0	0	(6,616)	(781)	(7,397)

Total Equity	2,666,441	240,299	(87,426)	(12,012)	(2,825,850)	(18,549)

TOTAL LIABILITIES AND EQUITY	3,506,169	389,993	148,652	3,216,744	(5,753,914)	1,507,643